CORPORATE PRESENTATION

January 2022

Forward-Looking Statements

Except for the historical information contained herein, this presentation contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) that for IMerge Phase 3, Geron Corporation ("Geron" or "the Company") expects top-line results to be available in early January 2023, regulatory filings in the United States ("U.S.") in the first half of 2023 and the European Union ("EU") in the second half of 2023, and a potential launch in lower risk MDS in the U.S. in the first half of 2024 and in the EU in the second half of 2024; (ii) for IMpactMF, that Geron expects to conduct an interim analysis in 2024 and a final analysis in 2025; (iii) for the next generation telomerase inhibitor program Geron plans to make a program update in 2022 when and if Geron identifies a lead compound and IND timing is known; (iv) that Geron expects its financial resources, with the projected funding under a current debt facility, to fund operations, including the new imetelstat indications and telomerase inhibition program, through the end of the first quarter of 2023; (v) that Geron plans to engage over 180 sites for IMpactMF; (vi) that IMerge Phase 3 and IMpactMF have registrational intent; (vii) that imetelstat has the potential to demonstrate disease-modifying activity in patients and to target the malignant stem and progenitor cells of the underlying disease; (viii) that the Company expects imetelstat to be a highly differentiated product in the lower risk MDS commercial marketplace; (ix) that the Company projects that the addressable patients in 2030 for imetelstat in LR MDS are approximately 33,000 and for Int-2/HR MF are approximately 18,000; (x) that the Company believes imetelstat has potential large market opportunities with potential peak 2030 revenue from the United States and the five largest countries of the European Union ("EU5") of approximately $3 billion, with $1.2 billion from MDS sales and $1.8 billion from MF sales; (xi) that there are unmet needs in LR MDS and MF potentially addressed with imetelstat treatment; (xii) that the telomerase inhibition of imetelstat gives it the potential for expanding into new indications; (xiii) that the Company expects the first clinical site for IMproveMF to open in the first half of 2022; (xiv) that the Company expects IMpress to begin in the first half of 2022; (xv) that the Company expects TELOMERE to begin in the first half of 2022; (xvi) that the Company expects preliminary results from the preclinical program in lymphoid malignancies to be available at the end of 2022; (xvii) statements regarding potential exclusivity terms and scopes provided by patent and patent term extensions, orphan drug, data and marketing and pediatric coverages; (xviii) that the Company expects to report that, as of December 31, 2021, it had cash, cash equivalents, restricted cash and marketable securities of approximately $210.0 million and a principal outstanding balance of $50.0 million in long-term debt; (xix) Geron's vision to transform the treatment of hematologic malignancies and become a leader in the field ;and (xx) other statements that are not historical facts, constitute forward-looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) whether the current or evolving effects of the COVID-19 pandemic and resulting global economic and financial disruptions will materially and adversely impact Geron's business and business prospects, its financial condition and the future of imetelstat; (b) whether Geron overcomes all of the potential delays and other adverse impacts caused by the current or evolving effects of the COVID-19 pandemic, and overcomes all the enrollment, clinical, safety, efficacy, technical, scientific, intellectual property, manufacturing and regulatory challenges in order to have the financial resources for, and to meet the expected timelines and planned milestones in (i) to (iii) and (xiii) to (xvi) above; (c) whether regulatory authorities permit the further development of imetelstat on a timely basis, or at all, without any clinical holds; (d) whether imetelstat is demonstrated to be safe and efficacious in IMerge Phase 3 and IMpactMF to enable regulatory approval; (e) whether any future efficacy or safety results may cause the benefit-risk profile of imetelstat to become unacceptable; (f) whether imetelstat actually demonstrates disease-modifying activity in patients and the ability to target the malignant stem and progenitor cells of the underlying disease; (g) that Geron may seek to raise substantial capital in order to complete the development and commercialization of imetelstat to meet all of the expected timelines and planned milestones in (i) to (iii) and (xiii) to (xvi) above; (h) whether regulatory authorities require an additional clinical trial for approval even if IMerge Phase 3 or IMpactMF meet their respective primary endpoints; (i) whether there are failures or delays in manufacturing or supplying sufficient quantities of imetelstat or other clinical trial materials in a timely manner; (j) whether imetelstat is able to obtain and maintain the exclusivity terms and scopes provided by patent and patent term extensions, orphan drug, data and marketing and pediatric coverages and have freedom to operate; (k) whether the follow-up period of 12 months for the IMerge Phase 3 primary analysis results in not obtaining adequate data to demonstrate safety and efficacy, including transfusion independence, in the primary analysis; (l) whether Geron can accurately project the timing of complete enrollment in its clinical trials, whether due to the current or evolving effects of the COVID-19 pandemic or otherwise; (m) whether Geron is able to enroll its clinical trials at a pace that would enable the financial resources for, and to meet the expected timelines and planned milestones in (i) to (iii) and (xiii) to (xvi) above; (n) that Geron may be unable to successfully commercialize imetelstat to achieve the peak revenues in (x) above due to competitive products, or otherwise; (o) the completion of financial closing procedures, final audit adjustments and other developments that may arise that would cause the Company's expectations in (xviii) above to differ, perhaps materially, from the financial results that will be reflected in the Company's audited financial statements for the year ended December 31, 2021; and (p) if the FDA does not grant priority review to the IMerge data, then the launch date in lower risk MDS may be later than the first half of 2024. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron's filings and periodic reports filed with the Securities and Exchange Commission under the heading "Risk Factors" and elsewhere in such filings and reports, including Geron's quarterly report on Form 10-Q for the quarter ended September 30, 2021 and future filings and reports by Geron. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

Geron Take-Aways

DISEASE MODIFYING POTENTIAL

Novel Telomerase Inhibition MOA
Enables Recovery of Bone Marrow and Normal Blood Cell Production

DURABLE TRANSFUSION INDEPENDENCE

Observed in LR MDS Phase 2 Trial

OVERALL SURVIVAL IMPROVEMENT

Compares Favorably to Historical Controls and RWD Analyses of BAT in R/R MF

PHASE 3 TRIALS ONGOING

LR MDS Top-Line Results Expected Jan 2023; Refractory MF Interim Analysis Expected in 2024

2030 ANNUAL PEAK REVENUE POTENTIAL

~$3 Billion Expected in the US and EU5 in LR MDS and Refractory MF

FINANCIAL POSITION

Expected Cash Runway* Through LR MDS Phase 3 Readout and End of Q1 2023

* Geron expects to report cash, cash equivalents, restricted cash and marketable securities of approximately $210.0 million and a principal outstanding balance of $50.0 million in long-term debt as 12/31/21

References on slide 26

MOA, mechanism of action; LR MDS, lower risk MDS; RWD, real-world data; BAT, best available therapy; R/R MF, relapsed/refractory myelofibrosis; MF, myelofibrosis; EU5, key five European Union markets

In the U.S.: expected orphan drug protection seven years from approval; composition of matter patent coverage expires Dec 2025 with potential patent term extension until 2030; extended patent term coverage of an additional six months for LR MDS as allowed under pediatric extension; and methods of use patent coverage until 2033 for MDS and MF

In Europe: expected data/marketing exclusivity 10 years from date of approval for first indication; composition of matter patent coverage expires Sep 2024; expected orphan drug exclusivity 10 years from date of approval of each indication and extended orphan drug exclusivity up to two years for LR MDS as allowed under pediatric extension; and methods of use patent coverage until 2033 for MDS and MF